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                                                            EXHIBIT 10.43


LICENSING AGREEMENT:  NT CLIENT BRIDGE

CONTENTS:

1.  Definitions
2.  Co-ordinators
3.  Utilisation of Licence Works
4.  Grant of Licence
5.  Delivery
6.  Term And Termination
7.  Modifications and Enhancements
8.  Royalties and Accounting
9.  Marketing
10. Warranties
11. Indemnification
12. Limitations and Remedies
13. Trademarks, Trade Names and Publicity
14. Confidential Information
15. Dispute Escalation
16. Competitive Products and Services
17. Test of Early IBM Program Materials
18. Rights in Data
19. Inventions
20. General

Attachment A - Agreement for Disclosure of IBM Confidential Information

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      This AGREEMENT by and between International Business Machines
Corporation with an address for purposes of this AGREEMENT at Old Orchard Road, Armonk, New York 10504 ("IBM") and Level 8 Systems, 1 Penn Plaza, Suite 3401, New York, New York, 10119, USA ("Level 8").

     WHEREAS, Level 8 desires and IBM agrees to licence to Level 8, the LICENSED WORKS described in this AGREEMENT in accordance with the terms and conditions of this AGREEMENT for integration into the Level 8 Microsoft to MQSeries Client Bridge PRODUCT.

     NOW THEREFORE the parties agree as follows:

     1.  DEFINITIONS

     "AGREEMENT" shall mean this AGREEMENT, its supplements and Attachments.

     "CODE" shall mean computer programming code.

     "CUSTOMERS" shall mean both internal and external end users of PRODUCT(S) distributed by Level 8 or it's SUBSIDIARIES and/or it's authorised distributors, dealers or remarketers.

     "DERIVATIVE WORK" means a work based upon one or more pre-existing works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion or any other form in which a work may be recast, transformed or adapted, and which, if prepared without authorisation of the owner of the copyright in such pre-existing work would constitute a copyright infringement under United States law. A work consisting of editorial revisions, annotations, elaboration's, or other modifications which, as a whole, represent an original work of authorship is a DERIVATIVE WORK.

     "DOCUMENTATION" shall mean manuals and other written materials that relate to particular CODE.

     "ENHANCEMENTS" shall mean changes or additions, other than MAINTENANCE MODIFICATIONS, to object and source code and related documentation, that improve functions, add functions or improve performance by changes in system design or coding.

     "ERROR" shall mean (1) any programming statement in CODE that renders the CODE inoperable, causes the CODE to fail to meet the specifications thereof, or causes

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incorrect results; or (2) an incorrect or incomplete statement or diagram in
DOCUMENTATION that causes DOCUMENTATION to be inaccurate or inadequate in any material respect.

     "GENERAL AVAILABILITY" or "GENERALLY AVAILABLE" or "GA" means, with respect to PRODUCT(S), that such is generally available for shipment to customers.

     "HARMFUL CODE" means any computer code, programming instruction or set of instructions that is intentionally and specifically constructed with the ability to damage, interfere with or otherwise adversely affect computer programmes, data files, or hardware without the consent or intent of the computer user. This definition includes, but is not limited to, self-propagating programming instructions commonly called viruses and worm.

     "IBM PROGRAM MATERIALS" shall mean the Beta versions of i) complete MQSeries for MVS/ESA VI release 1.1.4, and ii) IBM MQSeries for NT Client CODE.

     "INVENTION" means any invention, improvement, discovery, idea, concept, know-how, or technique that either party makes, generates, first conceives or reduces to practice during the term of this AGREEMENT and in performance of this AGREEMENT.

     "LICENSED CODE" shall mean the IBM MQSeries Client for Windows NT CODE. LICENSED CODE shall include OBJECT CODE and SOURCE CODE for the client-connection channel table which is used by IBM MQSeries client for Windows NT code to map the IBM queue manager name to the LU6.2 or TCP/IP address. If not otherwise specified all other elements of LICENSED CODE shall be OBJECT CODE only. As detailed below:

     1.  Beta version of IBM's MQ for Windows NT product. (Client and server)

     2.  Beta version of Victory (MQ for MVS) VI.1.4
         a.  Without ASCII/EBCDIC data conversion
         b.  With data conversion.

     3.  Internal MQ for NT Server Tables for mapping client names.
         a.  By providing 3 source modules ..
             AMQRCDFA.C, AMQRFILA.C and AMQRFLHA.C

     "LICENSED DOCUMENTATION" shall mean DOCUMENTATION that relates to LICENSED CODE, including documentation of the format of the client-connection channel table which is used by IBM MQSeries for NT client code to map the IBM queue manager name to the LU6.2 or TCP/IP address.


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     "LICENSED WORK(S)" shall mean LICENSED CODE and LICENSED DOCUMENTATION, any part or all of which may be referred to as LICENSED WORK, including any MAINTENANCE MODIFICATIONS or ENHANCEMENTS.

     "MAINTENANCE MODIFICATIONS" means any modification or revisions, other than ENHANCEMENTS, to code or documentation that correct errors or provide other incidental corrections.

     "OBJECT CODE" shall mean CODE, substantially or entirely in binary form, which is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

     "PLATFORM" means the combination of the operating system and hardware architecture on which a PROGRAM operates.

     "PROGRAM(S)" means data processing programming CODE consisting of a plurality of instructions or statements in human readable (source code) or machine readable (object code) form.

     "PRODUCT(S)" shall mean Level 8's gateway between Microsoft's message queuing product and IBM's MQSeries products. This gateway will run on MS Window NT and will map MS message queuing and IBM MQSeries names, addresses, parameters and protocols to each other. The gateway shall constitute an offering consisting of PRODUCT CODE and PRODUCT DOCUMENTATION, created by Level 8, including the LICENSED WORKS. Any reference to PRODUCT(S) shall include the LICENSED WORK(S) incorporated into the PRODUCT(S). PRODUCT CODE shall mean a CODE offering incorporating LICENSED CODE. PRODUCT DOCUMENTATION shall mean a documentation offering incorporating LICENSED DOCUMENTATION.

     "RELATED MATERIAL(S)" shall mean IBM materials, other than the LICENSED WORKS that are identified in supplements to this AGREEMENT, useful in the design development and/or maintenance of PRODUCT(S). Such RELATED MATERIALS may exist in written or machine readable form.

     "SOURCE CODE" shall mean CODE, other than OBJECT CODE, and related system documentation, comments and procedural code such as job control language, which may be printed out or displayed in a form readable and understandable by a programmer of ordinary skill.

     "SUBSIDIARY" shall mean a corporation, company or other entity


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       1)  more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, or

       2) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto; but such corporation, company, or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exist.

     2.  CO-ORDINATORS

     2.1 Each party will designate a co-ordinator with authority to represent it in all matters concerning the management of this AGREEMENT. Written correspondence and notices will be copied to all the named co-ordinators. Each party will provide the other prompt written notice of replacement of such co-ordinators.

     2.2  The Level 8 co-ordinator shall be:

          MR. RICHARD COOK
          Level 8 Systems
          1, Penn Plaza,
          New York, New York  10119
          USA
          Tel: 212 244 1234
          Fax: 212 760 2327

     2.3  The IBM co-ordinator shall be:

          M MR P. GRAINGER IBM United Kingdom Ltd.
          Hursley Park
          Winchester
          Hampshire S021 2JN
          England
          Tel: + 44 1962 816227
          Fax:+ 44 1962 818338



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     2.4  Each partys' employees, co-ordinators, managers or agents shall at all times be considered to be employees of their respective employers. "Level 8" or "IBM" shall be deemed, unless the context otherwise requires, to refer to and include, respectively, Level 8, Level 8's employees and agents and IBM, and IBM's employees and agents.

     3.  UTILISATION OF LICENSED WORKS

     3.1 Level 8 agrees that each LICENSED WORK licensed under this AGREEMENT shall:

     3.1.1 be functionally integrated into PRODUCT, either for licensing as a single PRODUCT entity to third parties or for Level 8's internal use; and be marketed in the regular course of business by Level 8 to their SUBSIDIARIES, to their network of authorised distributors, to their dealers, to their re-marketers or to their CUSTOMERS.

     3.2 Level 8 shall not reverse assemble, reverse compile, reverse engineer or otherwise translate any LICENSED CODE provided by IBM.

     3.3 Level 8 shall ensure that it's SUBSIDIARIES, and authorised third-party distributors, dealers and re-marketers agree to act in a manner consistent with Level 8's obligations under this AGREEMENT.

     3.4 Level 8 shall include a proprietary statement in the PRODUCT (both object and source code versions), and DOCUMENTATION, which statement is sufficient to protect IBM's copyright.

     3.5 If Level 8 engages in marketing PRODUCT to the United States Government, each PRODUCT code media label PRODUCT DOCUMENTATION must include a legend substantially similar to the following: "Note to United States Government Users - documentation and programs related to restricted rights. Use, duplication or disclosure is subject to restrictions set forth in GSA ADP Schedule Contract with Level 8 and/or licensors."

     3.6 Level 8 shall make available to IBM a copy of each form of licence agreement under which PRODUCTS are provided to CUSTOMERS. Such licence agreement may be in the form of a "shrink wrapped" document affixed to the PRODUCT package or such licence agreement as may be submitted to IBM. Unless IBM rejects a proposed agreement, in writing, within ninety (90) days of submission, it shall be deemed accepted.


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     4.  GRANT OF LICENCE

     4.1  LICENSED CODE

     IBM hereby grants to Level 8 a world-wide, non-exclusive licence to execute, display and perform the LICENSED CODE only when it is integrated in PRODUCT CODE. Such licence shall also include the further rights of Level 8 to reproduce and distribute, internally and externally, copies of LICENSED CODE only when integrated in PRODUCT CODE in OBJECT CODE form. Level 8 shall have the right to authorise others to distribute, but not to reproduce PRODUCT CODE. Level 8 shall have no right to modify LICENSED CODE to produce DERIVATIVE WORKS thereof unless the sole reason for the modification is to correct an ERROR reported by IBM.

     4.2  LICENSED DOCUMENTATION

     IBM hereby grants to Level 8 a world-wide, non-exclusive licence to reproduce non-confidential LICENSED DOCUMENTATION and prepare DERIVATIVE WORKS thereof and to distribute, internally and externally copies of LICENSED DOCUMENTATION and DERIVATIVE WORKS thereof only when integrated in PRODUCT DOCUMENTATION.

     4.3 IBM also grants to Level 8 the right to sub-licence it's SUBSIDIARIES under the rights specified in 4.1 and 4.2. Each SUBSIDIARY so sub-licensed shall be bound by the terms and conditions of this AGREEMENT as if it were named herein, provided that Level 8 shall pay and account to IBM for all royalties in respect of the exercise of any sub-licences granted hereunder. Any sub-licence granted to a SUBSIDIARY shall terminate on the date such SUBSIDIARY ceases to be a SUBSIDIARY.

     5.  DELIVERY

     5.1 IBM agree to deliver one (1) copy/set of LICENSED WORKS and IBM PROGRAM MATERIALS. The time and place of delivery and format and media of LICENSED WORKS shall be mutually agreed between the IBM and Level 8 co-ordinators.

     5.2 Level 8 agree to provide evaluation copies of PRODUCT to IBM if required for CUSTOMER support. The number of copies, time and place of delivery and format and media of PRODUCT shall be mutually agreed between the IBM and Level 8 co-ordinators.

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     6.  TERM AND TERMINATION

     6.1 This AGREEMENT shall commence upon signature by both parties and, subject to the Termination provisions set out herein, shall terminate on 31st December 1999.

     6.2 Each party shall have the right to terminate this AGREEMENT in the event of a material breach by the other party of its obligations herein. Such termination shall be made by written notice to the other party and shall become effective forty five (45) days after giving of such notice, unless the other party shall have corrected the breach prior to the effective termination date.

     6.3 Neither party may terminate this AGREEMENT at any time without cause.

     6.4 Both parties agree to provide immediate written notification to the other in the event that more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of the said party are now, or hereafter become, owned or controlled directly or indirectly by any third party entity whether individual or corporate, the other party shall have the right to terminate this AGREEMENT within ninety (90) days of the notification. Such termination shall be made by written notice to the said party and shall become effective immediately.

     6.5 The expiration or termination of this AGREEMENT shall not affect any rights or licences exercised or granted to Level 8 with respect to any PRODUCT delivered to and installed in Level 8's CUSTOMERS prior to such expiration or termination, and any corresponding royalty obligations of Level 8 hereunder, shall survive and continue. Except in the event of 6.2 above:
(a) Level 8 may fill any orders received by Level 8, its SUBSIDIARIES, and its and their authorised distributors, dealers or remarketers and accepted from CUSTOMERS prior to the effective date of termination, and; (b) Level 8 may continue to provide MAINTENANCE MODIFICATIONS and support to CUSTOMERS.

     6.6  In the event of termination under 6.2 or 6.4 of this AGREEMENT
Level 8 shall not provide any ENHANCEMENTS to CUSTOMER PRODUCT installed base.

     6.7 In the event of any termination or expiration of this AGREEMENT in whole or in part then the provisions of the sections entitled:

       WARRANTIES,
       INDEMNIFICATION,
       CONFIDENTIAL INFORMATION
       ROYALTIES AND ACCOUNTING
       LIMITATION OF REMEDIES, and
       GENERAL


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shall survive and shall continue and shall bind the parties and their legal representatives, successors, heirs and assigns.

     6.8 Following expiry of this AGREEMENT, IBM agrees to consider in good faith any request by Level 8 to extend this AGREEMENT for a further period.

     7.  MODIFICATIONS, ENHANCEMENTS AND SUPPORT

     7.1 During the term of this AGREEMENT IBM may, at it's sole discretion, offer to Level 8 MAINTENANCE MODIFICATIONS, ENHANCEMENTS and new GA levels to the LICENSED WORKS subject to section 10.5 below. Should Level 8 accept such an offer, this will be recorded as an update to this AGREEMENT and will be subject to the terms and conditions of this AGREEMENT.

     7.2 IBM shall have no installation, warranty or maintenance responsibilities for any PRODUCTS.

     7.3 IBM shall provide defect support to Level 8 for the LICENSED CODE during the term of this AGREEMENT insofar that the defects are reproducible on IBM's MQSeries for NT Client product.

     7.4 Level 8 agrees to provide IBM with evaluation copies of PRODUCT for support purposes upon written request by the IBM co-ordinator to the Level 8 co-ordinator.

     8.  ROYALTIES AND ACCOUNTING

     8.1 Level 8 shall pay to IBM percentage royalties based on total world wide PRODUCTS revenue received by Level 8 it's SUBSIDIARIES, it's their, distributors, dealers and remarketers in the following stages:

       A) 11% (eleven percent) of PRODUCTS revenue received by Level 8 for the period of 12 (twelve) calendar months following PRODUCT GA.

       B) 10% (ten percent) of PRODUCTS revenue thereafter received by Level 8.

     8.2 Royalties accrued for the preceding 3 (three) month period shall be paid to IBM within 90 (ninety) days after the last day of each March, June, September and December. Each payment shall be accompanied by a statement, summarising the basis of

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calculating the amount of such payment.  Further details of bank accounts and payment process will be mutually agreed by the IBM and Level 8 co-ordinators.

     8.3 For those PRODUCTS installed free of charge at Level 8, its SUBSIDIARIES, distributors, dealers, remarketers and CUSTOMERS, royalties shall be paid based on the mean average royalty amount per product paid in the 3 (three) month accounting period of the installation in question.

     8.4 It is understood and agreed that Level 8 may increase or decrease any prices and/or charges relating to the PRODUCTS without notice to or approval of IBM. Level 8 will make a good faith allocation to PRODUCTS revenue in case of PRODUCTS bundling such as site licences.

     8.5 Except as otherwise provided herein neither party shall be liable for the expenses of the other party. No other payments or consideration, except as provided herein will be made by either party except by mutual agreement in writing.

     9.  MARKETING

     9.1 Level 8 agrees that it hereby grants to IBM the right to independently market PRODUCT. IBM is under no obligation to market PRODUCT.

     9.2 Level 8 agrees that it will grant IBM the right to market PRODUCT. IBM's right to market shall be based on most favoured terms, including but not limited to price. Such marketing rights shall include the right to license PRODUCT to its internal end users and CUSTOMERS as well as license its remarketers, dealers, distributors and SUBSIDIARIES, who may in turn remarket PRODUCT through their remarketer channels and direct channels.

     10.0  WARRANTIES

     10.1 Level 8 and IBM each represents and warrants to the other that it is under no obligation or restriction, nor will it assume any such obligation or restriction that does or would interfere or conflict with the performance to be rendered under this AGREEMENT.

     10.2 IBM represents and warrants to Level 8 that it has title to the copyright for the LICENSED WORKS and/or that it has been licensed to grant the rights and licences granted hereunder to Level 8.

     10.3 IBM DOES NOT WARRANT THAT: A) THE LICENSED WORKS WILL MEET THE REQUIREMENTS OF LEVEL 8, IT'S SUBSIDIARIES, OR IT'S AND

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THEIR DISTRIBUTORS, DEALERS OR REMARKETERS OR ANY OF THEIR CUSTOMERS, OR B) THE
OPERATION OF THE LICENSED CODE WILL BE UNINTERRUPTED OR ERROR FREE.

     10.4 EXCEPT AS HEREINABOVE PROVIDED IN THIS SECTION 10.0 THE LICENSED WORKS AND IBM PROGRAM MATERIALS ARE PROVIDED "AS IS", WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     10.5 The remedies for breach of any warranty under this section 10.0 are subject to the limitations of sections 11.0 and 12.0 below.

     11.0  INDEMNIFICATION

     11.1 IBM will, at its own expense, defend Level 8 and its CUSTOMERS (to the extent that Level 8 has agreed to defend its CUSTOMERS under Level 8's standard agreements) against any claim that arises out of any alleged breach of warranty given by IBM in subsection 10.2 above, or that arises out of any claim that the LICENSED WORKS infringe the patent, copyright or trade secret rights of a third party, and IBM will pay resulting costs, damages and attorney's fees finally awarded by a court for such a claim, subject to subsections 11.1a) through c) and 11.3 below:

       a) IBM's obligation under this section 11.0 is conditioned on Level 8's agreement that if all or any of the LICENSED WORKS are, in IBM's opinion, likely to become the subject of such a claim, Level 8 will permit IBM, at IBM's option and expense, either to procure the right for Level 8 to continue marketing and using such LICENSED WORKS or to replace or modify them so that they become non-infringing while still providing the same functionality.

       b) If neither the foregoing alternatives is available on terms which are commercially reasonable, either party may terminate this AGREEMENT.

       c) IBM shall have no obligation with respect to any claim: (i) based upon Level 8's modification of LICENSED WORKS; (ii) based upon use of LICENSED WORKS not authorised hereunder; (iii) based upon aspects of PRODUCT not provided by IBM; or (iv) based upon use of such PRODUCT in combination with equipment, data or other programs not provided by IBM.

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       d)  This subsection 11.1 states IBM's entire obligation to Level 8 regarding actions based on subsection 10.1 above. Other actions, including those based on subsection 10.1 above, will be subject to limitations set forth in section 12.0 below.

     11.2 Level 8 will, at its own expense, defend IBM and its SUBSIDIARIES against any claim that PRODUCT or any third party CODE and/or any Level 8 CODE in the PRODUCT, alone or in combination with any LICENSED CODE, infringes a patent trademark copyright or trade secret right of a third party or otherwise results in a claim against IBM not subject to the indemnification under subsection 11.1 above.

     11.3 Level 8 will, at its own expense, defend IBM and its SUBSIDIARIES against any claim that arises out of any alleged misrepresentation made by Level 8 or its SUBSIDIARIES, or its or their distributors, dealers, or remarketers, to its CUSTOMERS or any breach of warranty or any representation given by Level 8 in this AGREEMENT; or any breach of any obligation of Level 8 under this AGREEMENT.

     11.4 Subject to subsection 11.5 below, Level 8 will pay resulting costs, damages and attorney's fees finally awarded by a court for any claim contemplated in subsections 11.2 or 11.3.

     11.5 To qualify for such defence and payment, the indemnified party must:

       1) give the indemnifying party prompt written notice of any such claim; and

       2) allow the indemnifying party to control the defence, and co-operate with the indemnifying party in the defence and all related settlement negotiations.

     12.0  LIMITATIONS AND REMEDIES

     12.1 In no event will either party be liable for any lost profits, lost savings, incidental damages or other economic consequential damages, even if advised of the possibility of such damages. In addition, neither party will be liable for any damages claimed by the other party based on any third party claim, except as provided in section 11.0 above, other than claims for infringement of patents, copyrights or other intellectual property rights.

     12.2 It is agreed that IBM's liability shall be unlimited for copyright infringement. In all other cases direct damages shall be limited to $100,000 (one hundred thousand US dollars).


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     12.3 It is agreed that Level 8's liability shall be unlimited for copyright infringement. In all other cases direct damages shall be limited to $100,000 (one hundred thousand US dollars).

     13.0 TRADEMARKS, TRADE NAMES AND PUBLICITY

     13.1 Except as otherwise provided herein or by separate written agreement, each party agrees not to use the other party's name, trade names, trademarks, or any other designation without prior written consent.

     13.2 Level 8 will include an appropriate acknowledgement that MQSeries is a trademark of IBM in any publications (including marketing literature and advertising material) where MQSeries is used in conjunction with PRODUCT.

     13.3 Level 8 will not juxtapose MQSeries directly with a Level 8 trade name, trademark or any acronym therefor in the name of any MQSeries product, regardless whether a visual connector is used between MQSeries and the trade name or acronym therefor. For purposes of this AGREEMENT, a "trade name" shall be defined as a name under which Level 8 transacts business.

     13.4 Level 8 acknowledges that MQSeries, together with the goodwill of the business symbolised thereby, are

     13.5 Level 8 agrees not to take any action which will interfere with or challenge IBM's rights in MQSeries.

     13.6 Except as otherwise expressly provided to the contrary in this AGREEMENT, nothing shall be construed as authorising Level 8 to use any IBM trademark or trade name, or any trademark or trade name that is confusingly similar to any IBM trademark or trade name.

     13.7 When featuring the MQSeries trademark, Level 8 shall use the artwork provided by IBM and adhere to any guidelines for such artwork use that IBM may provide.

     13.8 The terms and conditions of the AGREEMENT shall be treated by the parties as INFORMATION as defined in Agreement HUR830D including any detail or nature of LICENSED CODE.

     13.9 Any press releases or public announcements which contain information not previously announced relating to this AGREEMENT shall be made only with the prior review and written consent of the other party.


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     14.  CONFIDENTIAL INFORMATION

     14.1 Level 8 agree that the content of this contract is deemed confidential and that they will not disclose it's content in part or whole, to any third party without the prior written consent of IBM which shall not be unreasonably withheld.

     14.2 Any press releases or public announcements which contain information not previously announced relating to this AGREEMENT shall be made only with the prior review and written consent of the other party.

     14.3 The parties agree that whenever possible, all information exchanged will be non-confidential. Any disclosure of IBM confidential information ("INFORMATION") will be made under the terms of the AGREEMENT for the Disclosure of IBM Confidential Information, Agreement Number HUR830D dated 14 September 1994 a copy of which is shown in Attachment A.14.3 No Level 8 information shall be deemed to be received in confidence by IBM unless, and to the extent that, such information is covered by separate terms to be agreed in writing by the parties.

     14.4 For the avoidance of doubt the IBM MQFAP DOCUMENT and any IBM Source code are IBM Confidential and subject to the terms of Agreement HUR830D dated 14 September 1994 a copy of which is shown in Attachment A.

     15.  DISPUTE ESCALATION

     15.1 In the event that a dispute arises between IBM and Level 8 pertaining to any matters related to this AGREEMENT, the following escalation procedure shall apply:

     15.2 The IBM Co-ordinator and the Level 8 Co-ordinator shall make a good faith effort to resolve the dispute as soon as possible. In the event that they cannot resolve such dispute within fifteen (15) business days, the matter may, at the option of either party be submitted, for discussion and resolution to the nominated senior executives within each party.

     15.3 Submission of a dispute to all levels of management as described in this dispute escalation provision shall be a prerequisite to giving notice of termination for breach.

     16.0  COMPETITIVE PRODUCTS AND SERVICES

     16.1  Subject to section 17.0


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     16.1.1  Nothing in this AGREEMENT shall be construed to limit or impair any right of either party to market, directly or indirectly, other products or services competitive with those offered by the other party.

     16.1.2 IBM shall be free to market, directly or indirectly, the LICENSED WORKS or any portion or combination of LICENSED WORKS, to others.

     17.0  TEST OF EARLY IBM PROGRAM MATERIALS

     17.1 IBM agrees to provide Level 8 with early beta versions of the IBM PROGRAM MATERIALS.

     17.2 Level 8 are authorised to use the IBM PROGRAM MATERIALS only on the designated machines, a list of designated machines will be agreed by the IBM and Level 8 co-ordinators, only for development and testing of PRODUCT. For purposes of this AGREEMENT, use is defined as copying any portion of the IBM PROGRAM MATERIALS into the designated machine(s) and/or transmitting them to the designated machine(s) for processing of the machine instructions or statements contained therein.

     17.3 The license granted under this AGREEMENT for the designated Machine(s) may be temporarily transferred to (1) backup Machine(s) if the designated Machine(s) is/are inoperative, and (2) another machine for assembly or compilation of the IBM PROGRAM MATERIALS If the configurations of the designated Machine(s) are such that the IBM Program Materials cannot be assembled or compiled on the designated Machine(s).

     17.4 Level 8 shall not copy, in whole or part, without IBM's written permission, the IBM PROGRAM MATERIALS which are provided in printed form under this Agreement. Any IBM PROGRAM MATERIALS which are provided in machine-readable form may be copied, in whole or in part, in printed or machine-readable form in sufficient number for your use with the designated Machine(s). Level 8 agree to maintain appropriate records of the number and location of all such copies which, together with the original of the IBM PROGRAM MATERIALS, shall be the property of IBM. If a copyright notice is included on the IBM PROGRAM MATERIALS, Level 8 will reproduce and include the copyright notice, in accordance with the copyright in instructions provided by IBM, on any such copies.

     17.5 No right to use, print, copy or display the IBM Program Materials, in whole or in part, is granted except as expressly provided in this Agreement. You shall not reverse assemble, reverse compile, or otherwise translate the IBM PROGRAM MATERIALS.

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     18.0  RIGHTS IN DATA

     18.1 Level 8 agree that IBM may utilise all written reports, suggestions, improvements and any other materials, information, ideas, concepts and know-how (including corrections to problems in the LICENSED WORKS and IBM PROGRAM MATERIALS) whether written or oral, furnished by Level 8 to IBM in connection with this AGREEMENT for all business purposes, without accounting to Level 8. Level 8 grant IBM a world-wide, unrestricted, irrevocable and royalty-free license to include the foregoing in any IBM licensed programs or other IBM offering.

     19.  INVENTIONS

     19.1 An INVENTION made within the term of and in performance of this AGREEMENT will be treated as follows:

       a)  if made by personnel of Level 8 , it shall be the property of Level
8. Level 8 hereby grants to IBM an irrevocable, nonexclusive, world-wide, paid-up license under such invention, all patent applications filed therefore, and all patents issued thereon.

       b) if made by personnel of both parties, it and all patent applications filed therefor and all patents issued thereon shall be jointly owned by the parties. Each party shall have the right to grant licences to third parties or assign its rights therein without accounting to the other party.

     19.2 All expenses incurred in obtaining and maintaining any such jointly owned patent shall be equally shared, but if either party shall elect not to file a patent application in any country the other shall have the right to obtain and maintain a patent in that country at its or their own expense and shall have full control of the prosecution and maintenance thereof even though title thereto shall remain joint as aforesaid.

     19.3 All licenses granted to either party include the unrestricted right to make, have made, use, lease, sell or otherwise transfer any apparatus, and to practice any method, covered by the INVENTION. Such license shall include the right of the licensee to grant sublicenses to its SUBSIDIARIES.

     19.4 Nothing in this section grants any rights under any copyrights of either party.

     19.5 Except as otherwise specifically provided herein, nothing contained in this AGREEMENT shall be deemed to grant any license under any patent or patent applications arising out of any other inventions of either party.

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     20.0  GENERAL

     20.1 Nothing contained in this AGREEMENT shall relieve either party of any other duties or obligations or other performance called for in any other agreement.

     20.2 Level 8 may not assign its rights or delegate or subcontract its duties or obligations under this AGREEMENT without prior written consent from IBM. Any attempt to do so is void.

     20.3 Each party is and shall remain an independent contractor as to the other with respect to all performance rendered pursuant to this AGREEMENT. Neither party nor any employee of either party shall be considered an employee or agent of the other for any purpose. Neither party nor its employees shall have authority to bind or make commitments on behalf of the other party for any purpose and shall not hold itself or themselves out as having such authority. Each party assumes full responsibility for its actions and the actions of its personnel in rendering performance pursuant to this AGREEMENT, and each party shall have sole responsibility for the supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), worker's compensation, disability benefits and the like of its personnel. Each party assumes fall responsibility for the acts of all of its subcontractors.

     20.4 Neither party shall be responsible for any delay in its performance or failure to fulfil its obligations under this AGREEMENT due to causes beyond its reasonable control, provided however, each party shall in good faith attempt to remedy such failure or delay.

     20.5 Neither party may bring an action, regardless of form arising out of this AGREEMENT, more than two years after the cause of action has arisen.

     20.6 If there is a conflict between the terms and conditions of this AGREEMENT and its Attachment, those of the AGREEMENT prevail. Except as expressly modified by the Attachment, the terms and conditions of this AGREEMENT remain in full force and effect.

     20.7 If any provision of this AGREEMENT is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the AGREEMENT will remain in full force and effect.

     20.8 Each party shall, at its own expense, comply with any governmental laws, statute, ordinance, administrative order, rule or regulation relating to its duties, obligations and

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performance under this AGREEMENT and shall procure all licences and pay all fees and other charges required thereby.

     20.9 Both parties shall comply with all applicable government export laws and regulations.

     20.10 The parties hereby expressly waive any right to jury trial and agree that any proceeding hereunder shall be tried by a judge without a jury.

     20.11 All notices, requests, consents and other communications under the AGREEMENT shall be in writing and shall be effective only upon receipt. All such written notices shall be delivered by a traceable method prepaid, to the AGREEMENT co-ordinators.

     20.12 The laws of state of New York govern this AGREEMENT and the relationship which arises as a result of this AGREEMENT, and in the event of any dispute arising the courts of the state of New York shall have non-exclusive jurisdiction.

     20.13 The section references herein are for the purpose of convenience only.

     20.14 Any loans by either party to the other will be subject to mutually agreed terms and conditions.

     20.15 This AGREEMENT may only be amended in writing. Such amendment shall only be effective if countersigned by both parties. Any reproduction of this AGREEMENT by reliable means will be considered an original of this document.

     20.16  Any reference to IBM and Level 8 includes their SUBSIDIARIES.

     20.17 Wherever consent or approval is required from a party, such approval shall not be unreasonably withheld or delayed.

     20.18 Failure by either party to insist on strict performance or to exercise a right when entitled does not prevent that party from doing so at a later time in relation to that default or a subsequent one.

     20.19 This statement of the AGREEMENT supersedes all proposals or other prior agreements, oral or written, and all other communications between the parties relating to this subject. The parties acknowledge that they have read this AGREEMENT and its Attachments, understand them, and agree to be bound by their terms and conditions. Further, they agree that the complete and exclusive statement of the agreement between the parties relating to this subject consists of 1) this AGREEMENT, 2) the Attachment and 3) any amendments thereto. ("AGREEMENT")


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SIGNED FOR AND ON BEHALF OF IBM          SIGNED FOR AND ON BEHALF OF LEVEL 8


/s/                                      /s/
-----------------------------------      -----------------------------------
Authorised Signature                     Authorised Signature


DAVID S. JAMES                           ROBERT R. MACDONALD
-----------------------------------      -----------------------------------
Name                                     Name


SOFTWARE CONTRACT RELATIONS MANAGER      PRESIDENT
-----------------------------------      -----------------------------------
Title                                    Title


1ST MARCH 1996                           MARCH 6, 1996
-----------------------------------      -----------------------------------
Date                                     Date




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